Exhibit 5.1

September 8, 2026

Navitas Semiconductor Corporation

3520 Challenger Street
Torrance, California 90503-1640

Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (such registration statement, including the documents incorporated by reference therein, as amended or supplemented, the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to a maximum of 8,202,598 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), issuable by the Company in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of August 24, 2026 (the “Merger Agreement”), by and among the Company, Claros, Inc., a Delaware corporation, Compass Merger Sub 1 Inc., a Delaware corporation, Compass Merger Sub 2 LLC, a Delaware limited liability company, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as securityholders’ representative. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, together with all amendments thereto adopted through the date hereof (the “Certificate of Incorporation”); (b) the Amended and Restated Bylaws of the Company, as amended, as in effect on the date hereof (the “Bylaws”); (c) the Registration Statement and all exhibits thereto, including the prospectus contained therein; (d) the resolutions of the Company’s board of directors approving the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares; and (e) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (e) the authenticity of the originals of such latter documents; and (f) that the Merger Agreement is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and delivered in accordance with the terms and conditions set forth in the Merger Agreement and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

In connection with our opinion set forth above, we have assumed that, at or prior to the issuance of the Shares referred to therein, the Registration Statement has been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our opinion is strictly limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

September 8, 2026

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter.

This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinion contained herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm’s name therein and in the prospectus under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cozen O’Connor

COZEN O’CONNOR